Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Class B Common Stock of

Amerant Bancorp Inc.

Pursuant to its Offer to Purchase Dated November 20, 2020

For Cash up to $50,000,000 of Shares of its Class B Common Stock

At a Purchase Price Not Greater Than $12.55 Per Share and Not Less Than $9.65 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH OF THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

If you want to tender all or a portion of your Shares (as defined below), this form must be used to accept the Offer (as defined below) if (1) the certificates for your Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (2) you cannot comply with the procedure for book-entry transfer by the Expiration Date or (3) your other required documents, including a properly completed and duly executed Letter of Transmittal, cannot be delivered to the Depositary by the Expiration Date, as set forth in Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase (as defined below).

This form, signed and properly completed, may be delivered by overnight courier or by email transmission (for Eligible Institutions only) to Computershare Trust Company, N.A., the Depositary for the Offer (the “Depositary”). See Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase and the Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First-Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011

By Registered, Certified, Express Mail or Overnight Courier:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, MA 02021

By Email :

CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to Amerant (as defined below), Keefe, Bruyette & Woods, Inc., the dealer manager and information agent for the Offer, DTC or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Amerant Bancorp Inc., a Florida corporation (“Amerant”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto and the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Amerant’s Class B common stock, par value $0.10 per share (the “Shares”), as set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares to be Tendered:

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by Amerant in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that Amerant will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Amerant in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $9.65 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per Share price as low as $9.65.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined under the Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Amerant purchasing none of the Shares tendered hereby if the purchase price determined by Amerant for the Shares is less than the price checked below.

☐ $ 9.65	☐ $ 10.15	☐ $ 10.65	☐ $ 11.15	☐ $ 11.65	☐ $ 12.15

☐ $ 9.75	☐ $10.25	☐ $10.75	☐ $11.25	☐ $11.75	☐ $12.25

☐ $ 9.85	☐ $10.35	☐ $10.85	☐ $11.35	☐ $11.85	☐ $12.35

☐ $ 9.95	☐ $10.45	☐ $10.95	☐ $11.45	☐ $11.95	☐ $12.45

☐ $ 10.05	☐ $10.55	☐ $11.05	☐ $11.55	☐ $12.05	☐ $12.55

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Section 1, “Aggregate Purchase Price for Shares; Priority of Purchase; Proration,” of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee (the “Tendering Institution”) that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A shareholder may condition his or her tender of Shares upon Amerant purchasing a specified minimum number of Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Amerant pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: ______________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Amerant may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2020

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary certificates representing such Shares or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within two business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depositary Trust Company (“DTC”).

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2020

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.